                                                                    EXHIBIT 99.1

                     [ORTHODONTIC CENTERS OF AMERICA LOGO]

                         ORTHODONTIC CENTERS OF AMERICA
             MEETS EARNINGS GUIDANCE FOR THE SECOND QUARTER OF 2003


METAIRIE, Louisiana (August 14, 2003) - Orthodontic Centers of America, Inc. (NYSE: OCA) today announced its financial results for the second quarter and six months ended June 30, 2003.

         Bart Palmisano, Sr., Chief Executive Officer, said, "We are pleased with our progress in the second quarter. Solid financial results were generated by our affiliated practices in terms of improved cash flow and same-center growth. We continued to report favorable comparable center fee revenue growth of 9.8% for the second quarter of 2003. As the year unfolds, we expect our financial performance to be even better."

         For the second quarter of 2003, fee revenue was $100.2 million. Net income was $13.4 million and earnings per diluted share were $0.27, compared with earnings per diluted share of $0.23 for the second quarter of 2002. Included in the second quarter of 2003 results was $1.0 million (net of $0.6 million income tax benefit), or $0.02 per diluted share, in long-term asset impairments. The results for the prior year period included a non-recurring recruiting related charge in the amount of $8.0 million (net of $4.8 million income tax benefit), or $0.16 per diluted share.

         For the six months ended June 30, 2003, the Company reported fee revenue of $200.9 million. Net income for the first half of 2003 totaled $28.3 million, or earnings per diluted share of $0.56, compared with $0.59 per diluted share, including the non-recurring recruiting related expense of $0.16 earnings per diluted share (net of income tax benefit), for the same period in 2002. Free cash flow, which the Company defines as net cash provided by operating activities minus net cash used in investing activities, was $15.0 million for the first half of 2003, as compared with $10.3 million for the first six months of 2002.

         Mr. Palmisano commented, "Our success during the first half of the year gives me a high comfort level for the remainder of the year and the foreseeable future. We are focused on growth of existing affiliated practices, and that emphasis is paying off. In addition, we continue to make progress on our initiatives to expand the market for our business services, both in the United States and abroad. We have significant opportunities for growth, and we are committed to achieving our full potential."


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OCA Announces Second Quarter 2003 Results
Page 2
August 14, 2003

         The Company has scheduled a conference call on Friday, August 15, 2003, at 10:00 a.m. (Eastern Time) to discuss its second quarter financial results. The following are the call-in details:

             Event:                Second Quarter 2003 Earnings Conference Call
             Date:                 Friday, August 15, 2003
             Time:                 10:00 a.m. (Eastern Time)
             Phone Access:         (212) 346-7483

         You may listen to the call through the Internet by logging onto the First Call Events (www.firstcallevents.com) website. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21154125. The telephonic replay will be available from 12:00 noon Eastern Time until midnight Eastern Time on Friday, August 15, 2003. The conference call will also be available through the Company's website at www.4braces.com or at www.firstcallevents.com/service/ajwz384054295gf12.html. A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.

         Orthodontic Centers of America, Inc., founded in 1985, is the leading provider of business services to orthodontists and pediatric dentists. As of June 30, 2003, the Company's affiliated practices provided treatment to over 509,000 patients in 365 affiliated practices throughout the United States and in Japan, Mexico, Spain and Puerto Rico. For additional information on Orthodontic Centers of America, Inc., visit the Company's web site: http://www.4braces.com.

         Certain statements contained in this release may not be based on historical facts and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," or "intend." These forward-looking statements include, without limitation, those relating to the Company's financial performance, growth, affiliated practices, and potential market for business services. The Company cautions you not to place undue reliance on the forward-looking statements contained in this release in that actual results could differ materially from those indicated in such forward-looking statements, due to a variety of factors. Those factors include, but are not limited to, potential adverse changes in the Company's financial results and conditions, adverse outcomes of litigation pending against the Company and its subsidiary, OrthAlliance, Inc., or inability to resolve that litigation on terms favorable to the Company, adverse changes in general economic conditions and business conditions, inability or delay in successfully integrating OrthAlliance's affiliated centers and practices, changes in the Company's operating or expansion strategy, disruption of the Company's relationships with its affiliated practitioners or loss of a significant number of the Company's affiliated practitioners, inability or delay in successfully executing the Company's strategies, inability to attract and retain qualified management, personnel and affiliated practitioners, inability to effectively market the services of the Company and its affiliated practices, impact of competition and existing and future regulations affecting orthodontics, pediatric dentistry and the Company's business, and other risks detailed from time to time in the Company's press releases, Annual Report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.



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OCA Announces Second Quarter 2003 Results
Page 3
August 14, 2003


                      ORTHODONTIC CENTERS OF AMERICA, INC.
        UNAUDITED FINANCIAL HIGHLIGHTS AND SELECTED OPERATING STATISTICS
                             (DOLLARS IN THOUSANDS)


                                                             THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                                   JUNE 30,                                JUNE 30,
                                                      -----------------------------------     -----------------------------------
                                                                                PERCENT                                  PERCENT
                                                        2003           2002      CHANGE         2003          2002       CHANGE
                                                      ---------     ---------   ---------     ---------     ---------   ---------

Total new patient contract balances (1)(2)            $ 171,036     $ 194,071       (11.9)%   $ 348,913     $ 382,039        (8.7)%
Patient interval days (3)                                  45.1          46.9        (3.8)%         N/A           N/A         N/A
Affiliated practices at period end                          365           373        (2.1)%         365           373        (2.1)%
Comparable center fee revenue growth (4)                    9.8%         17.7%        N/A          11.3%         17.8%        N/A
Comparable mature center
   fee revenue growth (5)                                   9.0%         10.3%        N/A           9.5%         11.2%        N/A

Patient count activity at affiliated practices: (2)
   Number of patients under
     treatment - beginning of period                    537,583       499,182         7.7%      544,158       484,025        12.4%
   New patient cases (6)                                 49,376        59,805       (17.4)%     104,582       118,460       (11.7)%
   Patients of newly affiliated practices                    --         1,363         N/A            --         1,363         N/A
   Patients who completed treatment                     (41,868)      (34,807)       20.3%      (79,636)      (68,485)       16.3%
   Patients who discontinued treatment                  (17,152)      (10,204)       68.1%      (30,139)      (20,024)       50.5%
   Patients of deaffiliated, litigating,
     and non-fee paying practices (7)                   (18,219)           --         N/A       (29,245)           --         N/A
                                                      ---------     ---------   ---------     ---------     ---------   ---------
   Number of patients under
     treatment - end of period                          509,720       515,339        (1.1)%     509,720       515,339        (1.1)%
                                                      =========     =========   =========     =========     =========   =========


(1) Amounts represent the total treatment fees under patient contracts initiated by affiliated practices during the periods presented.

(2) The patient statistics include patients under treatment at affiliated pediatric dental practices, in addition to affiliated orthodontic practices. As of June 30, 2003, approximately 59,000 patients were under treatment at affiliated pediatric dental practices compared with approximately 39,000 patients as of June 30, 2002. As of June 30, 2003 and June 30, 2002, the Company was affiliated with 28 and 27 pediatric dental practices, respectively.

(3) Amounts represent the average number of days between patients' visits to affiliated practices for treatment.

(4) Amounts represent the growth in fee revenue in the indicated period relative to the comparable prior-year period by centers that were affiliated with the Company throughout each of the two periods being compared.

(5) Amounts represent the comparable center fee revenue growth only for centers affiliated with the Company for at least 26 months.

(6) Amounts represent the number of patients who began treatment by the Company's affiliated practices during the periods presented.

(7) Amounts represent the number of patients at practices for which the Company is no longer generally recording fee revenue.


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OCA Announces Second Quarter 2003 Results
Page 4
August 14, 2003


                      ORTHODONTIC CENTERS OF AMERICA, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                     THREE MONTHS ENDED               SIX MONTHS ENDED
                                                           JUNE 30,                       JUNE 30,
                                                 ----------------------------    ----------------------------
                                                      2003           2002            2003            2002
                                                 ------------    ------------    ------------    ------------

Fee revenue                                      $    100,214    $    113,432    $    200,853    $    224,755
Direct expenses:
     Employee costs                                    29,571          32,079          58,872          63,905
     Orthodontic supplies                               9,728           9,550          20,324          19,128
     Rent                                               9,499          10,064          19,001          20,139
     Marketing and advertising                          7,178           7,964          13,420          16,915
                                                 ------------    ------------    ------------    ------------
       Total direct expenses                           55,976          59,657         111,617         120,087
General and administrative                             14,229          14,770          27,179          29,173
Depreciation                                            3,462           3,094           6,994           5,908
Amortization                                            2,789           2,745           5,214           5,386
Asset impairments                                       1,111              --           1,815              --
Non-recurring recruiting expense                           --          12,772              --          12,772
                                                 ------------    ------------    ------------    ------------
Operating profit                                       22,647          20,394          48,034          51,429
Interest expense, net                                   1,120             992           2,549           2,342
Non-controlling interest in subsidiary                    (15)              7             (29)             31
                                                 ------------    ------------    ------------    ------------
Income before income taxes                             21,512          19,409          45,456          49,118
Income taxes                                            8,121           7,327          17,160          18,542
                                                 ------------    ------------    ------------    ------------
Net income                                       $     13,391    $     12,082    $     28,296    $     30,576
                                                 ============    ============    ============    ============
Net income per share:
     Basic                                       $       0.27    $       0.24    $       0.56    $       0.60
                                                 ============    ============    ============    ============
     Diluted                                     $       0.27    $       0.23    $       0.56    $       0.59
                                                 ============    ============    ============    ============
Weighted average shares outstanding:
     Basic                                             50,219          51,188          50,209          51,362
                                                 ============    ============    ============    ============
     Diluted                                           50,370          51,999          50,395          52,174
                                                 ============    ============    ============    ============


                         UNAUDITED CASH FLOW HIGHLIGHTS
                                 (IN THOUSANDS)


                                                       THREE MONTHS ENDED             SIX MONTHS ENDED
                                                            JUNE 30,                       JUNE 30,
                                                 ----------------------------    ----------------------------
                                                     2003            2002            2003            2002
                                                 ------------    ------------    ------------    ------------

Net cash provided by operating activities        $     14,629    $      8,495    $     27,513    $     30,027
Net cash used in investing activities                  (6,399)         (9,870)        (12,506)        (19,709)
                                                 ------------    ------------    ------------    ------------
Free cash flow (1)                                      8,230          (1,375)         15,007          10,318
Net cash used in financing activities                  (8,207)         (2,357)        (10,170)         (9,882)
Change in cash and cash equivalents              $       (111)   $     (3,675)          4,493          (1,347)

--------------------

(1) Amounts represent net cash provided by operating activities minus net cash used in investing activities for the period presented, which are disclosed immediately above. The Company has included free cash flow because management believes that investors place importance on that statistic and that the statistic is important in understanding the cash flow generated by Company operations.


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OCA Announces Second Quarter 2003 Results
Page 5
August 14, 2003


                      ORTHODONTIC CENTERS OF AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                                    JUNE 30,        DEC. 31,
                                                                                                      2003            2002
                                                                                                  ------------    ------------
                                                                                                  (UNAUDITED)
                                                      ASSETS
Current assets:
   Cash and cash equivalents                                                                      $     12,015    $      7,522
   Current portion of service fees receivable, net of allowance for uncollectible
      amounts of $6,344 at June 30, 2003 and $5,095 at December 31, 2002                                82,848          63,448
   Current portion of advances to affiliated practices, net of allowance for uncollectible
      amounts of $2,978 at June 30, 2003 and $2,406 at December 31, 2002                                12,740          14,857
   Deferred income tax                                                                                  20,142          37,572
   Supplies inventory                                                                                   13,467          12,526
   Prepaid expenses and other assets                                                                     5,557           7,439
                                                                                                  ------------    ------------
      Total current assets                                                                             146,769         143,364
Unreimbursed expense portion of service fees receivable                                                 47,914          43,070
Advances to affiliated practices, less current portion, net                                             19,110          15,687
Property, equipment and improvements, net                                                               89,318          90,060
Intangible assets, net                                                                                 215,281         220,383
Goodwill                                                                                                87,641          87,641
Other assets                                                                                            13,015           7,040
                                                                                                  ------------    ------------

      TOTAL ASSETS                                                                                $    619,048    $    607,245
                                                                                                  ============    ============

                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                                               $      9,480    $      8,048
   Accrued salaries and other accrued liabilities                                                       14,967          20,620
   Deferred revenue                                                                                        537             713
   Service fee prepayments                                                                               2,182           7,743
   Current portion of notes payable to affiliated practices                                              2,931           8,387
   Current portion of long-term debt                                                                     8,333           8,333
                                                                                                  ------------    ------------
   Total current liabilities                                                                            38,430          53,844
Deferred income tax liability                                                                            8,030           8,030
Notes payable to affiliated practices, less current portion                                              6,654           4,612
Long-term debt, less current portion                                                                    94,400          97,899

Shareholders' equity:
   Preferred stock, $.01 par value: 10,000,000 shares authorized; no shares outstanding                     --              --
   Common stock, $.01 par value: 100,000,000 shares authorized;
      approximately 51,333,000 shares issued and outstanding at June 30, 2003,
      and 51,268,000 shares at December 31, 2002                                                           513             512
   Additional paid-in capital                                                                          218,515         217,840
   Retained earnings                                                                                   269,207         240,911
   Accumulated other comprehensive loss                                                                 (1,720)         (1,376)
   Less cost of approximately 1,093,000 shares of treasury stock at June 30, 2003
      and 1,097,000 at December 31, 2002                                                               (14,981)        (15,027)
                                                                                                  ------------    ------------
      Total shareholders' equity                                                                       471,534         442,860
                                                                                                  ------------    ------------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                                  $    619,048    $    607,245
                                                                                                  ============    ============

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